UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 25, 2017

(Date of earliest event reported)

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 15th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(212) 905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2017, PennantPark Investment Corporation (the “Company”) entered into a First Omnibus Amendment to its Second Amended and Restated Senior Secured Revolving Credit Agreement (as amended, the “Credit Facility”) to, among other things, (i) extend the term of the revolving period to May 25, 2021 and the final maturity date to May 25, 2022, (ii) adjust the size of the Credit Facility to $445 million, (iii) increase the size of the accordion provision to permit increases to the Credit Facility up to $750,000,000 if certain conditions are satisfied and (iv) include certain restrictions on the Borrowing Base with respect to investments located in certain countries and equity interests. In addition, the Applicable Margin remains at 1.25% for ABR Loans and 2.25% for Eurocurrency Loans; provided that when the Borrowing Base is greater than or equal to 1.85 times the Combined Debt Amount (each as defined in the Credit Facility), the Applicable Margin will be reduced to 1.00% and 2.00%, respectively. SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A. acted as joint lead arrangers and joint book runners. SunTrust Bank will serve as administrative agent for each of the lenders and JPMorgan Chase Bank, N.A. acted as syndication agent of the Credit Facility.

The Credit Facility remains secured by substantially all of the assets of the Company excluding, among other things, assets held by either PennantPark SBIC LP or PennantPark SBIC II LP, which are the Company’s small business investment company subsidiaries.

As part of the amendment, the covenant regarding maintenance of a minimum shareholders’ equity was modified such that it must exceed the sum of (1) $230 million plus (2) 25% of the net proceeds from the sale of equity interests in the Company and its subsidiaries after the effective date (other than proceeds from the sale of equity interests by and among the Company and its subsidiaries).

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the Credit Facility, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

On May 25, 2017, the Company issued a press release that, among other things, announced the entry into the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On May 25, 2017, the Company notified American Stock Transfer & Trust Company, LLC, the trustee (the “Trustee”) for the Company’s 6.25% Senior Notes due 2025 (the “Notes”), of the Company’s election to redeem the $71,250,000 aggregate principal amount of the Notes outstanding, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Company expects the redemption to be completed on June 29, 2017. Following the redemption, none of the Notes will remain outstanding, and they will be delisted from the New York Stock Exchange. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

On May 25, 2017, the Company issued a press release that, among other things, announced the redemption of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This report on Form 8-K, including Exhibit 99.1 furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

PennantPark Investment Corporation may use words such as “expects,” “maintain,” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from its historical experience and present expectations.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1	Press Release of PennantPark Investment Corporation dated May 25, 2017

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2017	PENNANTPARK INVESTMENT CORPORATION

	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of PennantPark Investment Corporation dated May 25, 2017